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Exhibit 99.1

Media	Investors
Kevin Chamberlain (818) 746-2877	Christopher Oltmann (818) 746-2046

PennyMac Mortgage Investment Trust Reports Fourth Quarter and Full-Year 2012 Results

        Moorpark, CA February 7, 2013—PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income of $49.2 million, or $0.83 per diluted share, for the fourth quarter of 2012, on net investment income of $124.9 million. This brings full-year net income earned by PMT to $138.2 million, or $3.14 per diluted share, on total net investment income for the year of $335.2 million. In addition, PMT's Board of Trustees has declared a cash dividend of $0.57 per common share of beneficial interest. This dividend will be paid on March 1, 2013 to common shareholders of record as of February 21, 2013.

        In addition, PMT and its manager, PNMAC Capital Management (PCM), and loan servicer and fulfillment provider, PennyMac Loan Services (PLS), have revised certain key agreements that govern investment management, loan servicing and mortgage banking and warehouse services provided to PMT. Among other things, the agreements extend all services for at least four years, ensure that PLS performs correspondent lending fulfillment services exclusively for PMT, and amend PCM's and PLS' compensation for these services.

        "I am pleased to announce the revised management and services agreements which secure a long-term partnership among PMT, PCM and PLS." said Chairman and Chief Executive Officer Stanford L. Kurland. "They address aspects of PMT's business which have evolved over time and better align the incentives of PCM and PLS with PMT's financial performance."

        All of the agreements are being filed with the SEC as part of a Current Report on Form 8-K, which can also be accessed at PMT's investor relations' website at www.pennymac-REIT.com.

Quarterly Highlights

        Financial results:

  •
  Diluted earnings per common share of $0.83, up 2 percent from the prior quarter

  •
  Net investment income of $124.9 million, up 26 percent from the prior quarter

  •
  Net income of $49.2 million, up 22 percent from the prior quarter

  •
  Return on average equity of 16 percent(1), which was the same as the prior quarter

        Mortgage investment activity results:

  •
  Correspondent acquisitions of $10.0 billion in unpaid principal balance (UPB)(2), up 59 percent from the prior quarter

  •
  Conventional acquisitions of $6.5 billion in UPB, up 76 percent from the prior quarter

(1)
Return on equity calculated based on average shareholders' equity for each month.

(2)
FHA acquisitions for the fourth quarter were $3.5 billion in UPB, for which PMT earned a sourcing fee of 3bps and interest income for its holding period.

  •
  Correspondent interest rate lock commitments (IRLCs) of $10.4 billion, up 22 percent from the prior quarter

  •
  Conventional IRLCs of $7.0 billion, up 28 percent from the prior quarter

  •
  Distressed mortgage loan purchases of $290 million in UPB

Yearly Highlights

        Financial results:

  •
  Diluted earnings per common share of $3.14, up 30 percent from the prior year, with weighted average shares outstanding increasing 65 percent from 2011

  •
  Net investment income of $335.2 million, up 161 percent from the prior year

  •
  Net income of $138.2 million, up 115 percent from the prior year

  •
  Return on average equity of 16 percent(1), up from 15% for 2011

        Mortgage investment activity results:

  •
  Correspondent acquisitions of $21.5 billion in unpaid principal balance (UPB)(3), more than16 times prior year volumes

  •
  Conventional acquisitions of $13.0 billion in UPB, up 20 times the prior year volumes

  •
  Correspondent IRLCs of $25.9 billion, up 19 times the prior year

  •
  Conventional IRLCs of $16.3 billion, up 22 times the prior year volumes

  •
  Distressed mortgage loan purchases of $1.0 billion in UPB

(1)
Return on equity calculated based on average shareholders' equity for each month.

(3)
FHA acquisitions for the year were $8.5 billion in UPB, for which PMT earned a sourcing fee of 3bps and interest income for its holding period.

        PMT earned $65.3 million in pretax income for the quarter ended December 31, 2012, an 11 percent increase from the third quarter. The following table presents the contribution of PMT's Investment Activities and Correspondent Lending segments to pretax income:

	Quarter ended December 31, 2012
Unaudited	Investment Activities	Correspondent Lending	Total
	(in thousands)
Revenues:
External
Net gain on mortgage loans acquired for sale	$—	$66,465	$66,465
Net gain on investments	38,108	—	38,108
Interest income	12,680	7,604	20,284
Other	(5,605)	5,665	60

	45,183	79,734	124,917

Expenses:
Loan fulfillment fees payable to affiliate	—	31,809	31,809
Interest	4,692	5,291	9,983
Servicing expense	4,932	68	5,000
Other	11,237	1,585	12,822

	20,861	38,753	59,614

Pretax income	$24,322	$40,981	$65,303

        "The fourth quarter results were strong in both our Correspondent Lending and Investment Activities segments," commented Mr. Kurland. "Housing prices continued to stabilize during the quarter, driving valuation gains in our distressed portfolio. Correspondent loan purchase activity continued its robust growth, resulting in solid pretax earnings from the segment that comprised 63% of total pretax earnings."

        During the quarter ended December 31, 2012, PMT recorded investment revenue on financial instruments totaling $124.9 million, as detailed in the following table:

	Quarter ended December 31, 2012
					Annualized %
Unaudited	Net gain on investments	Interest Income	Total revenue	Average balance	Interest yield	Total return(1)
	(dollars in thousands)
Assets:
Mortgage loans:
At fair value	$38,108	$12,607	$50,715	$1,002,864	4.92%	19.79%
Under forward purchase agreements at fair value	—	1	1	—	—	—
Acquired for sale at fair value	66,465	7,639	74,104	827,335	3.61%	35.05%

Total mortgage loans	104,573	20,247	124,820	1,830,199	4.33%	26.69%

Other	—	30	30

Mortgage-backed securities:
Non-Agency Alt-A	—	(3)	(3)	—	—	—

Total mortgage-backed securities	—	(3)	(3)	—	2.69%	0.27%

Short-term investments	—	10	10	30,764	0.13%	0.13%

	$104,573	$20,284	$124,857	$1,860,963	4.27%	26.25%

(1)
Total return represents the sum of the interest yield and the net gain on the respective investment and does not take into account any associated expenses.

        Investment gains from financial instruments increased over 38 percent from the third quarter, driven by a 33 percent quarter-over-quarter increase in net gain on correspondent loans acquired for sale, and a 44 percent increase in net gain on mortgage loans at fair value. Net gains on mortgage loans acquired for sale at fair value through the correspondent lending business totaled $66.5 million resulting in an annualized total return for the quarter of 35 percent, down from 42 percent in the third quarter. PMT's distressed whole loan portfolio realized net gain on investments of $38.1 million during the fourth quarter, resulting in an annualized total return of 20 percent, up from 17 percent in the third quarter.

        "PMT continued to grow its correspondent activities and the related MSR investments during the quarter, in addition to completing attractive purchases of distressed whole loans for the investment portfolio," continued Mr. Kurland. "Both of our operating segments delivered strong performance in the fourth quarter and throughout 2012 as well. The correspondent segment continued to execute effectively and grow volumes, while our distressed whole loan investments benefitted from solid operational performance and a firming in home prices."

Correspondent Lending

        During the quarter, correspondent lending acquired $10.0 billion in UPB of loans, and IRLCs amounted to $10.3 billion, compared to $6.3 billion and $8.5 billion, respectively, in the third quarter of 2012. Of total correspondent acquisitions, conventional loans amounted to $6.5 billion, FHA loans were $3.5 billion, and jumbo loans were $2.1 million. Pretax income attributable to the correspondent lending segment was $41.0 million for the quarter. These results were driven by net gain on mortgage loans acquired for sale of $66.5 million, $7.6 million of interest income, and $5.7 million of loan origination fee revenue, partially offset by $31.8 million in fulfillment fees and $5.3 million of interest expense.

        The following schedule details the net gain on mortgage loans acquired for sale in the fourth quarter of 2012:

Unaudited	Quarter ended December 31, 2012
($ in thousands)
MSR value	$68,033
Rep & warrant provision	(2,063)
Cash investment(1)	(25,079)
Market value adjustments of pipeline, inventory and hedges	25,574

Net gain on mortgage loans acquired for sale	$66,465

(1)
Cash receipt at sale, net of cash hedge expense

        Although margins on gains from mortgage loans acquired for sale benefitted from wider secondary spreads early in the fourth quarter, margins narrowed somewhat as the quarter progressed. For the quarter as a whole, margins expressed as the ratio of net gain on mortgage loans to locks during the quarter, were slightly higher than the previous quarter. While margins remained elevated from a historical perspective during the fourth quarter, we expect them to begin normalizing in 2013.

Investment Activities Segment

Servicing

        Net loan servicing fee revenue reached $605 thousand in the fourth quarter compared to a $511 thousand loss in the third quarter. Servicing fee revenue rose by $1.1 million from the third quarter, which was offset by higher amortization and impairment charges. The impairment charges resulted from higher prepayment expectations inherent in our estimates of the value of the MSRs due to the low mortgage rate environment that prevailed in the fourth quarter. Positively impacting fourth quarter servicing results were hedge gains of $2.1 million.

        The following schedule details the net loan servicing fees in the fourth quarter of 2012:

Unaudited	Quarter ended December 31, 2012
Servicing fees(1)	$4,878
Effect of MSRs:
Amortization	(3,121)
Provision for impairment of MSRs carried at lower of amortized cost or fair value	(3,042)
Change in fair value of MSRs carried at fair value	(233)
Gains on hedging derivatives	2,123

(4,273)

Net loan servicing fees	$605

(1)
Includes contractually specified servicing fees.

Distressed Mortgage Investments

        PMT's distressed mortgage loan portfolio generated realized and unrealized gains totaling $38.1 million in the fourth quarter of 2012, compared to $26.5 million in the third quarter of 2012. Of the gains in the fourth quarter of 2012, $4.4 million was realized through payoffs in which collections on the loan balances were at levels higher than their recorded fair values.

        Valuation gains totaled $33.8 million in the fourth quarter of 2012, compared to $22.9 million in the third quarter. The increase was driven by the Company's portfolio of nonperforming whole loans which produced $30.4 million of valuation increases during the quarter, which was further supplemented by a $3.3 million valuation gain on performing loans. The continued stabilization in home prices was once again a major driver of the unrealized gains on mortgage loans, but fair value accretion of the loans as they progress toward their ultimate resolution also contributed meaningfully to gains on mortgage loans in the quarter.

        The following schedule details the realized and unrealized gains on mortgage loans for the fourth quarter of 2012:

Unaudited	Quarter ended December 31, 2012
(in thousands)
Valuation changes
Performing loans	$3,335
Nonperforming loans	30,418

33,753
Payoffs	4,355

$38,108

Expenses

        Expenses for the fourth quarter of 2012 totaled $59.6 million, compared to $40.2 million in the third quarter of 2012. The increase is primarily attributable to fulfillment fees on sales of correspondent loans, as well as professional services and management fees. Fulfillment fees, which are payable when loans are sold, rose 84% from the prior quarter, in line with the increase in sales of conventional and jumbo loans during the quarter. Interest expense increased from the financing of higher average balances of mortgage loans available for sale during the quarter and servicing expenses declined due to lower distressed loan resolution activity during the quarter, primarily as a result of seasonal factors. Management fee expense rose 22% quarter-over-quarter driven by a higher average shareholder's equity balance over the quarter. Other expense items increased commensurately with increased business activity and asset growth.

        The provision for income tax expense totaled $16.1 million in the fourth quarter, resulting in an effective income tax rate of 25%, down from 32% in the prior period. The decline in the effective tax rate is due to a higher proportion of income being generated by business activities in PMT's REIT qualifying entities.

        Mr. Kurland concluded, "PMT ended 2012 with a strong fourth quarter and we remain optimistic about the progress that the housing and mortgage markets are making toward normalization. PMT is uniquely positioned to capitalize on a wide variety of residential mortgage opportunities emerging in today's market. We look forward to building upon our successes in 2013 and continuing to deliver solid investment returns as the market continues to evolve."

        Management's recorded earnings call and slide presentation will be available in the Investor Relations section of the Company's website at www.PennyMac-REIT.com beginning at 5:30 a.m. (PT) on Thursday, February 07, 2013.

About PennyMac Mortgage Investment Trust

        PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol "PMT" and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC. Additional information about PennyMac Mortgage Investment Trust is available at www.PennyMac-REIT.com.

        This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections and assumptions with respect to, among other things, the Company's financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like "believe," "expect," "anticipate," "promise," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2012	September 30, 2012
	(unaudited)
ASSETS
Cash	$33,756	$67,813
Investments:
Short-term investments	39,017	38,322
Mortgage loans acquired for sale at fair value	975,184	847,575
Mortgage loans at fair value	1,189,971	1,089,966
Real estate acquired in settlement of loans	88,078	86,180
Mortgage servicing rights	126,776	65,154
Principal and interest collections receivable	29,204	30,016
Interest receivable	3,029	2,932
Derivative financial instruments	23,706	—
Servicing advances	32,191	—
Due from affiliates	4,829	2,004

	2,545,741	2,229,962
Other assets	13,922	98,763

Total assets	$2,559,663	$2,328,725

LIABILITIES
Assets sold under agreements to repurchase:
Mortgage loans acquired for sale at fair value	894,906	755,471
Mortgage loans at fair value	353,805	274,185
Real estate acquired in settlement of loans	7,391	11,715
Derivative financial instruments	967	36,203
Mortgage repurchase liability	4,441	2,378
Accounts payable and accrued liabilities	42,402	25,271
Contingent underwriting fees payable	5,883	5,883
Payable to affiliates	12,216	9,812
Income taxes payable	36,316	23,604
Total liabilities	1,358,327	1,144,522
SHAREHOLDERS' EQUITY
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding, 58,904,456 and 58,903,681 common shares, respectively	589	589
Additional paid-in capital	1,129,858	1,128,387
Retained earnings	70,889	55,227

Total shareholders' equity	1,201,336	1,184,203

Total liabilities and shareholders' equity	$2,559,663	$2,328,725

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

	2012
	Quarter Ended Dec. 31	Quarter Ended Sept. 30
	(unaudited)
Investment Income
Net gain (loss) on investments:
Mortgage-backed securities	$—	$(451)
Mortgage loans	38,108	26,512

	38,108	26,061

Interest income:
Short-term investments	10	13
Mortgage-backed securities	(3)	502
Mortgage loans	20,247	19,179
Other	30	36

	20,284	19,730

Net gain on mortgage loans acquired for sale	66,465	49,793
Loan Origination Fees	5,665	2,836
Results of real estate acquired in settlement of loans	(6,209)	1,288
Net loan servicing fees	605	(511)
Other	(1)	(1)

Net investment income	124,917	99,196

Expenses
Loan fulfillment fees	31,809	17,258
Interest	9,983	8,282
Loan servicing expense	5,000	5,208
Management fees	4,472	3,672
Compensation	2,102	1,997
Professional services	2,732	1,693
Other	3,516	2,117

Total expenses	59,614	40,227

Income before provision for income taxes	65,303	58,969
Provision for income taxes	16,065	18,585

Net income	$49,238	$40,384

Earnings per share
Basic	$0.83	$0.81
Diluted	$0.83	$0.81
Weighted-average shares outstanding
Basic	58,904	49,078
Diluted	59,338	49,463
Dividends declared per share	$0.57	$0.55

(end)

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  Exhibit 99.1
PennyMac Mortgage Investment Trust Reports Fourth Quarter and Full-Year 2012 Results
PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data)